                                                                   Exhibit 99b
                                                            Form 10-K for 1993
                                                               File No. 1-8609





                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   FORM 11-K



                                 ANNUAL REPORT



                       Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934



                  For the Fiscal Year Ended December 31, 1993



                         Commission File Number 1-8609



                                  ----------



                             PACIFIC TELESIS GROUP
      SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR NONSALARIED EMPLOYEES



                                  ----------



                             PACIFIC TELESIS GROUP




              130 Kearny Street, San Francisco, California 94108

                               TABLE OF CONTENTS

                                  Description
                                  -----------

  Item                                                                    Page
  -----                                                                   ----


    1.  Financial Statements and Exhibits . . . . . . . . . . . . . . .    3

Item 1.  Financial Statements and Exhibits

         (a) Financial Statements of the Plan included herein:

             Report of Independent Accountants

                Financial Statements:

                   Statements of Net Assets Available for Plan Benefits - December 31, 1993 and 1992

                   Statements of Changes in Net Assets Available for Plan Benefits For the Years Ended December 31, 1993, 1992 and 1991

                   Notes to Financial Statements

                Schedules:

                   Schedule of Assets Held for Investment Purposes

                   Schedule of Reportable Transactions

                   Other  schedules   are  omitted  because   the  information
                   required is contained in the Financial Statements.

         (b) Exhibits:

             None

                       REPORT OF INDEPENDENT ACCOUNTANTS

Savings Plans Committee
Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees:

We have audited the accompanying statements of net assets available for plan benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees at December 31, 1993 and 1992, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions as of December 31, 1993 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

As discussed in Note 2 to the financial statements, the Plan changed its method of accounting for distributions payable.

/s/ Coopers & Lybrand
San Francisco, California
May 17, 1994

                       PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR NONSALARIED EMPLOYEES
                                         STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                          December 31, 1993
                                                        (Dollars in thousands)
                                                                                 Diversified
                                                                      Company     Telephone    Interest       CWA/
                                                                       Stock      Portfolio     Income        IBEW      Equity
      ASSETS:                                                           Fund         Fund        Fund         Funds      Fund
                                                                    -----------  -----------  ----------  ----------  ----------
Investments at fair value (cost $660,152)
  Pacific Telesis Group common shares                                 $628,746      $     -    $      -     $     -    $      -
  State Street S&P 500 Fund                                                  -            -           -           -      45,716
  State Street Long Bond Fund                                                -            -           -           -           -
  State Street Money Market Fund                                             -            -           -           -           -
  State Street Balanced Fund                                                 -            -           -           -           -
  Contracts with insurance companies and banks                               -            -     146,858           -           -
  Short-term investments                                                 6,426            -       7,806           -         768
                                                                    -----------  -----------  ----------  ----------  ----------
    Total Investments                                                  635,172            -     154,664           -      46,484

Employee contributions receivable                                          344            -           -           -          16
Fund and other transfers receivable - net                                2,562            -           -           -           -
Dividends and interest receivable                                        6,322            -       1,770           -           -
Receivable for investments sold                                              -            -       7,703           -           -
                                                                    -----------  -----------  ----------  ----------  ----------
Total Assets                                                           644,400            -     164,137           -      46,500
                                                                    -----------  -----------  ----------  ----------  ----------
    LIABILITIES:
Fund and other transfers payable - net                                       -            -       1,233           -         951
Payable for investments purchased                                            -            -         904           -           -
Fees payable                                                               226            -          71           -          18
                                                                    -----------  -----------  ----------  ----------  ----------
  Total Liabilities                                                        226            -       2,208           -         969
                                                                    -----------  -----------  ----------  ----------  ----------
Net assets available for Plan benefits                                $644,174      $     -    $161,929     $     -    $ 45,531
                                                                    ===========  ===========  ==========  ==========  ==========

The accompanying notes are an integral part of the financial statements.

                       PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR NONSALARIED EMPLOYEES
                                         STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                          December 31, 1993
                                                        (Dollars in thousands)

                                                                                                Money
                                                                                     Bond       Market     Balanced      Grand
      ASSETS:                                                                        Fund        Fund        Fund        Total
                                                                                 -----------  ----------  ----------  ----------
Investments at fair value (cost $660,152)
  Pacific Telesis Group common shares                                               $     -     $     -     $     -    $628,746
  State Street S&P 500 Fund                                                               -           -           -      45,716
  State Street Long Bond Fund                                                        14,623           -           -      14,623
  State Street Money Market Fund                                                          -      17,854           -      17,854
  State Street Balanced Fund                                                              -           -      55,486      55,486
  Contracts with insurance companies and banks                                            -           -           -     146,858
  Short-term investments                                                                337       1,301         887      17,525
                                                                                 -----------  ----------  ----------  ----------
    Total Investments                                                                14,960      19,155      56,373     926,808

Employee contributions receivable (Forfeiture credits)                                   (7)         44          36         433
Fund and other transfers receivable - net                                                 -         105           -       2,667
Dividends and interest receivable                                                         -          71           -       8,163
Receivable for investments sold                                                           -           -           -       7,703
                                                                                 -----------  ----------  ----------  ----------
Total Assets                                                                         14,953      19,375      56,409     945,774
                                                                                 -----------  ----------  ----------  ----------
    LIABILITIES:
Fund and other transfers payable - net                                                  222           -         229       2,635
Payable for investments purchased                                                         -          71           -         975
Fees payable                                                                              6           6          21         348
                                                                                 -----------  ----------  ----------  ----------
  Total Liabilities                                                                     228          77         250       3,958
                                                                                 -----------  ----------  ----------  ----------
Net assets available for Plan benefits                                              $14,725     $19,298     $56,159    $941,816
                                                                                 ===========  ==========  ==========  ==========

The accompanying notes are an integral part of the financial statements.

                                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                                      FOR NONSALARIED EMPLOYEES
                                         STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                          December 31, 1992
                                                        (Dollars in thousands)
                                                                      Pacific    Diversified
                                                                      Telesis     Telephone   Guaranteed      CWA/
                                                                       Group      Portfolio    Interest       IBEW
      ASSETS:                                                       Shares Fund      Fund        Fund         Funds      Total
                                                                    -----------  -----------  ----------  ----------  ----------
Investments at fair value (cost $575,351)
  Pacific Telesis Group common shares                                 $439,487      $ 4,443    $      -      $    -    $443,930
  Common shares, excluding Pacific Telesis Group common shares               -       41,282           -           -      41,282
  Contracts with insurance companies and banks                               -            -     177,392         664     178,056
  Short-term investments                                                41,639       18,506      36,417         460      97,022
                                                                    -----------  -----------  ----------  ----------  ----------
    Total Investments                                                  481,126       64,231     213,809       1,124     760,290

Employee contributions receivable                                           64            -         108           2         174
Fund and other transfers receivable - net                                  274            -           6           -         280
Dividends and interest receivable                                        5,466          272       1,292           4       7,034
Receivable for investments sold                                              -            -           1           -           1
                                                                    -----------  -----------  ----------  ----------  ----------
Total Assets                                                           486,930       64,503     215,216       1,130     767,779
                                                                    -----------  -----------  ----------  ----------  ----------
    LIABILITIES:
Distributions payable (Note 2)                                               -            -           -           -           -
Fund and other transfers payable - net                                       -          283           -           1         284
Payable for investments purchased                                            -            -           1           -           1
Fees payable                                                                 9            5           5           4          23
                                                                    -----------  -----------  ----------  ----------  ----------
  Total Liabilities                                                          9          288           6           5         308
                                                                    -----------  -----------  ----------  ----------  ----------
Net assets available for Plan benefits                                $486,921      $64,215    $215,210      $1,125    $767,471
                                                                    ===========  ===========  ==========  ==========  ==========

The accompanying notes are an integral part of the financial statements.

                                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                                      FOR NONSALARIED EMPLOYEES
                                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 For the year ended December 31, 1993
                                                        (Dollars in thousands)
                                                                                   Diversified
                                                                        Company     Telephone    Interest     CWA/
                                                                         Stock      Portfolio     Income      IBEW       Equity
                                                                          Fund        Fund         Fund       Funds       Fund
                                                                      -----------  -----------  ----------  ---------  ---------
Net assets available for Plan benefits,
  January 1, 1993, as previously reported                               $480,003      $63,153    $212,155    $ 1,110    $     -
Add: Adjustment for the cumulative effect on prior
  years of applying retroactively the new method
  of accounting for distributions payable (Note 2)                         6,918        1,062       3,055         15          -
                                                                      -----------  -----------  ----------  ---------  ---------
Net assets available for Plan benefits,
  January 1, 1993, as adjusted                                           486,921       64,215     215,210      1,125          -
                                                                      -----------  -----------  ----------  ---------  ---------
Employee contributions                                                    39,253            -           5          -      8,767
Investment income:
  Dividends on Pacific Telesis Group common shares                        24,466          239           -          -          -
  Interest                                                                   105           41      12,103          6          4
Net appreciation (depreciation) of investments (Note 6)                  111,416       (2,072)          -          2      4,175

Transfers of participants' balances, net                                  24,344      (61,486)    (48,963)    (1,125)    34,668
                                                                      -----------  -----------  ----------  ---------  ---------
  Total Additions                                                        199,584      (63,278)    (36,855)    (1,117)    47,614

  Less:  Distributions to participants (Note 2)                           41,418          937      16,133          8      2,004
         Fees                                                                913            -         293          -         79
                                                                      -----------  -----------  ----------  ---------  ---------
Net increase                                                             157,253      (64,215)    (53,281)    (1,125)    45,531
                                                                      -----------  -----------  ----------  ---------  ---------
Net assets available for Plan benefits,
  December 31, 1993                                                     $644,174      $     -    $161,929    $     -    $45,531
                                                                      ===========  ===========  ==========  =========  =========

The accompanying notes are an integral part of the financial statements.

                                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                                      FOR NONSALARIED EMPLOYEES
                                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 For the year ended December 31, 1993
                                                        (Dollars in thousands)

                                                                                                  Money
                                                                                      Bond        Market    Balanced     Grand
                                                                                      Fund         Fund       Fund       Total
                                                                                   -----------  ----------  ---------  ---------
Net assets available for Plan benefits,
  January 1, 1993, as previously reported                                             $     -     $     -    $     -   $756,421
Add: Adjustment for the cumulative effect on prior
  years of applying retroactively the new method
  accounting for distributions payable (Note 2)                                             -           -          -     11,050
                                                                                   -----------  ----------  ---------  ---------
Net assets available for Plan benefits,
  January 1, 1993, as adjusted                                                              -           -          -    767,471
                                                                                   -----------  ----------  ---------  ---------
Employee contributions                                                                  3,884      15,253      9,320     76,482
Investment income:
  Dividends on Pacific Telesis Group common shares                                          -           -          -     24,705
  Interest                                                                                  1         433          4     12,697
Net appreciation (depreciation) of investments (Note 6)                                 1,154           -      5,929    120,604
Transfers of participants' balances, net                                               10,183       6,101     44,184      7,906
                                                                                   -----------  ----------  ---------  ---------
  Total Additions                                                                      15,222      21,787     59,437    242,394

  Less:  Distributions to participants (Note 2)                                           468       2,448      3,189     66,605
         Fees                                                                              29          41         89      1,444
                                                                                   -----------  ----------  ---------  ---------
Net increase                                                                           14,725      19,298     56,159    174,345
                                                                                   -----------  ----------  ---------  ---------
Net assets available for Plan benefits,
  December 31, 1993                                                                   $14,725     $19,298    $56,159   $941,816
                                                                                   ===========  ==========  =========  =========

The accompanying notes are an integral part of the financial statements.


                                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                                      FOR NONSALARIED EMPLOYEES
                                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 For the year ended December 31, 1992
                                                        (Dollars in thousands)
                                                                        Pacific    Diversified
                                                                        Telesis     Telephone   Guaranteed    CWA/
                                                                         Group      Portfolio    Interest     IBEW
                                                                      Shares Fund     Fund         Fund       Funds      Total
                                                                      -----------  -----------  ----------  ---------  ---------
Net assets available for Plan benefits,
  January 1, 1992, as previously reported                               $458,944      $62,064    $184,957     $  925   $706,890
Add: Adjustment for the cumulative effect on prior
  years of applying retroactively the new method
  of accounting for distributions payable (Note 2)                         6,519          540       3,495          8     10,562
                                                                      -----------  -----------  ----------  ---------  ---------
Net assets available for Plan benefits,
  January 1, 1992, as adjusted                                           465,463       62,604     188,452        933    717,452
                                                                      -----------  -----------  ----------  ---------  ---------
Employee contributions                                                    45,216            -      27,495        195     72,906
Investment income:
  Dividends on Pacific Telesis Group common shares                        22,457          287           -          -     22,744
  Other dividends                                                              -        2,479           -          -      2,479
  Interest                                                                   275           50      15,557         41     15,923
Net appreciation (depreciation) of investments (Note 6)                   (1,054)       6,121           -         22      5,089
Transfers of participants' balances, net                                  (4,381)      (3,721)      8,213          7        118
                                                                      -----------  -----------  ----------  ---------  ---------
  Total Additions                                                         62,513        5,216      51,265        265    119,259

  Less:  Distributions to participants (Note 2)                           41,009        3,588      24,450         51     69,098
         Fees                                                                 46           17          57         22        142
                                                                      -----------  -----------  ----------  ---------  ---------
Net increase                                                              21,458        1,611      26,758        192     50,019
                                                                      -----------  -----------  ----------  ---------  ---------
Net assets available for Plan benefits,
  December 31, 1992, as adjusted                                        $486,921      $64,215    $215,210     $1,125   $767,471
                                                                      ===========  ===========  ==========  =========  =========

The accompanying notes are an integral part of the financial statements.

                                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                                      FOR NONSALARIED EMPLOYEES
                                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 For the year ended December 31, 1991
                                                        (Dollars in thousands)
                                                                        Pacific    Diversified
                                                                        Telesis     Telephone   Guaranteed    CWA/
                                                                         Group      Portfolio    Interest     IBEW
                                                                      Shares Fund      Fund        Fund       Funds      Total
                                                                      -----------  -----------  ----------  ---------  ---------
Net assets available for Plan benefits,
  January 1, 1991, as previously reported                               $445,796      $64,898    $153,343       $812   $664,849
Add: Adjustment for the cumulative effect on prior
  years of applying retroactively the new method
  of accounting for distributions payable (Note 2)                         8,533        1,304       3,358         19     13,214
                                                                      -----------  -----------  ----------  ---------  ---------
Net assets available for Plan benefits,
  January 1, 1991, as adjusted                                           454,329       66,202     156,701        831    678,063
                                                                      -----------  -----------  ----------  ---------  ---------
Employee contributions                                                    46,622            -      25,494        194     72,310
Investment income:
  Dividends on Pacific Telesis Group common shares                        21,377          328           -          -     21,705
  Other dividends                                                              -        2,723           -          -      2,723
  Interest                                                                   340           54      14,113         49     14,556
Net appreciation (depreciation) of investments (Note 6)                   (4,972)       2,786           -         22     (2,164)
Transfers of participants' balances, net                                  (8,539)      (4,300)     13,190        (57)       294
                                                                      -----------  -----------  ----------  ---------  ---------
  Total Additions                                                         54,828        1,591      52,797        208    109,424

  Less:  Distributions to participants (Note 2)                           43,662        5,178      20,927         92     69,859
         Fees                                                                 32           11         119         14        176
                                                                      -----------  -----------  ----------  ---------  ---------
Net increase (decrease)                                                   11,134       (3,598)     31,751        102     39,389
                                                                      -----------  -----------  ----------  ---------  ---------
Net assets available for Plan benefits,
  December 31, 1991, as adjusted                                        $465,463      $62,604    $188,452       $933   $717,452
                                                                      ===========  ===========  ==========  =========  =========

The accompanying notes are an integral part of the financial statements.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
                         NOTES TO FINANCIAL STATEMENTS

1.  Plan Description
    ----------------

    The following description of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees (the "Plan") provides only general information. For a more complete description of the Plan's provisions, including the income tax consequences of receiving distributions from the Plan, participants should refer to the plan documents or the prospectus and summary plan description dated January 1991, as amended.

    A.  General

    The Plan was established by Pacific Telesis Group (the "Corporation") to provide a convenient way for eligible employees to save on a regular and long-term basis and to supplement retirement income. The Plan and the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees incorporate a leveraged employee stock ownership plan called the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees-Leveraged ESOP (the "LESOP") to provide for Company matching allocations. The LESOP allows the Plan to borrow money to purchase Pacific Telesis Group Shares, which are held initially in a suspense account under the Plan. As the Plan pays off the loan with Employing Company contributions, shares are released from the suspense account and allocated to employees' accounts.

    B.  Employee Contributions and Employing Company Matching Allocations

    Employee Contributions - Nonsalaried employees of the Corporation and its participating subsidiaries (the "Employing Company") are eligible to participate in the Plan after completing one year of service. Basic deductions of up to 6% of pay may be contributed in 1% increments. If the employee has authorized the maximum basic deduction, a supplemental deduction may also be authorized which, when added to the basic deduction, results in a total deduction of not more than 16% of the employee's pay. Basic and supplemental deductions may be made on an after-tax or before-tax basis, as elected by the employee. The employee may change the rate of employee deductions as of the first payroll period ending in any month subject to a maximum of three elections per year. The election must be made at least five days before the beginning of any month to be effective for that month.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    Employee deductions on a before-tax basis are limited to an annual maximum, adjusted for inflation ($9,240 for 1994, $8,994 for 1993 and $8,728 for 1992). Pay eligible for deductions is limited to an annual maximum, adjusted for inflation ($242,280 for 1994, $235,840 for 1993 and $228,860 for 1992).

    Employing Company Matching allocations - Each participant receives a matching allocation equal to 66-2/3% of the employee's basic deductions. A matching allocation is not made with respect to supplemental deductions. The matching allocation is made to the Savings Match Stock account under the LESOP.

    Rollover Contributions - Nonsalaried employees with less than one year of service may elect to roll over a distribution from another qualified plan to the Plan prior to the time the employee becomes an eligible employee. Participants who retire and elect a cashout from the Pacific Telesis Group Pension Plan for Non-Salaried Employees may roll over the cashout to the Plan. The amount rolled over will be credited to the employees's account as of the last day of the month in which the rollover was received.

    C.  Investment Directions

    Employees may direct that their payroll deductions be invested in any of the following funds, in 10% increments, with elections totalling 100%:

    (a)   the Company Stock Fund;
    (b)   the Equity Fund;
    (c)   the Bond Fund;
    (d)   the Money Market Fund;
    (e)   the Balanced Fund.

    Employing Company matching allocations under the LESOP are invested only in Pacific Telesis Group shares.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------
    The Corporation amended the Plan effective January 1, 1993, to offer four new investment options, namely the Money Market Fund, the Bond Fund, the Balanced Fund, and the Equity Fund, and to rename to Guaranteed Interest Fund and the Pacific Telesis Group Shares Fund as the Interest Income Fund and the Company Stock Fund, respectively. In addition, three investment options - the Diversified Telephone Portfolio Fund, the CWA Fund, and the IBEW Fund - were liquidated and their remaining account balances transferred into either into the Company Stock Fund or Money Market Fund, unless elections were made by employees to direct their funds into other available investment options. The Interest Income Fund was closed to new contributions and investment transfers as of December 31, 1992.

    Once in any three-month period, participants can transfer all or a portion of their investment in an investment fund to another permitted investment fund or combination of investment funds. Transfers may be made by telephoning PIN (Participant Inquiry Network) on or before the effective date of transfer (last day of the month). Participants may make transfers among certain funds in 5% increments. However, Pacific Telesis Group shares held in the LESOP are not transferable to the Plan's investment fund.

    Effective March 31, 1994, the Corporation has amended the Plan to add a new investment fund, the AirTouch Stock Fund. This new fund will be established upon the separation of PacTel Corporation from Pacific Telesis Group on April 1, 1994, and will consist of AirTouch common shares attributable to the shares of Pacific Telesis Group held in the Company Stock Fund and AirTouch common shares transferred from the LESOP. The Plan will allow fund transfers out of the Air Touch Stock Fund to any other investment fund option, except the Interest Income Fund, as of the end of any month. The once-every-three-months transfer limit described above will continue to apply to the other investment funds. The AirTouch Stock Fund will be closed to new contributions and investment transfers after March 31, 1994.

    D.  Vesting and Forfeitures

    Employee deduction accounts are always fully vested and nonforfeitable. Employing Company matching accounts (the Savings Plan's matching account and the LESOP's Savings Match Stock account) are fully vested after a participant either completes three years of service or reaches age 65 while employed. Employing Company matching accounts are also fully vested upon termination of employment due to retirement, disability, death, termination under certain severance pay plans or termination due to layoff.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    The nonvested Employing Company matching accounts are forfeited upon termination of employment or withdrawal of basic deductions made in the current and two preceding years. Generally, an employee may restore any forfeiture caused by a withdrawal or distribution by making a lump sum payment within five years equal to the portion of the distribution or withdrawal attributable to employee deductions and related Employing Company matching allocations amount previously received. Forfeitures are automatically restored if the employee did not receive a distribution upon termination of employment and is reemployed within five years. Forfeitures from the LESOP's Savings Match Stock Accounts are applied toward subsequent matching allocations, and forfeitures, if any, arising from the Savings Plan's matching account are applied to pay trustee fees.

    E.  Withdrawals and Distributions

    In-Service Withdrawals - Once in any six-month period, a participant while still employed may elect to withdraw all or part of his or her account as follows:

    o The value of after-tax supplemental deductions (and post-1986 earnings), after-tax basic deductions (and post-1986 earnings) made more than two calendar years before the year of withdrawal, vested Employing Company matching allocations made more than two calendar years before the year of withdrawal, and rollover contributions may be withdrawn without penalty. After-tax basic deductions made in the current and two preceding plan years may be withdrawn only in a total withdrawal of available after-tax accounts and before-tax Employing Company matching allocations. If a total withdrawal is made, the value of the nonvested Employing Company matching allocations will be forfeited and Employing Company matching allocations will be suspended for six months following the withdrawal date. However, participants may continue their own deductions during the suspension period. A partial withdrawal must be a minimum of $300 and a multiple of $50. Employees do not need to specify the actual dollar amount of a total after-tax withdrawal.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    o The value of before-tax deductions and the value of vested Employing Company matching allocations may be withdrawn, in total or in a partial withdrawal of at least $300 and a multiple of $50, by employees who have attained age 59-1/2. If before-tax basic deductions are withdrawn, the value of any nonvested before-tax Employing Company matching allocations are forfeited. However, before-tax deductions may not be withdrawn by employees who have not yet attained age 59-1/2 except in the event of a hardship created by the purchase cost of a primary residence, current year expenses of post-secondary education, eviction or foreclosure on a principal residence, unreimbursed medical expenses, and certain federal and state income taxes attributable to post-1991 hardship withdrawals. The employee must demonstrate that no other resources are available to meet the need, and the reason given and amount requested must be approved by the Savings Plans Committee. A hardship withdrawal must be at least $300 and a multiple of $50. Post-1988 earnings on employee before-tax deductions are not available for hardship withdrawal.

    Distribution upon Termination of Employment - A participant who has terminated employment is entitled to a distribution of his or her vested accounts as follows:

    o If the employee terminated employment for reasons other than retirement on a service pension or disability, the employee may elect to receive a distribution in a single sum payment at any time between termination and attainment of age 65. However, if the employee's vested account has a value of less than $3,500, the account is distributed automatically following termination of employment.

    o If the employee terminates employment on account of retirement on a service pension or disability, the employee may elect to receive a distribution in a single sum payment or in annual installments over a period of years not to exceed the employee's life expectancy, commencing at any time between termination of employment and April 1 following the attainment of age 70-1/2. Participants on leaves of absence after expiration of short-term disability benefits are treated as though their employment has terminated and they are eligible for a distribution.

    o Effective January 1, 1993, an employee who terminates for any reason may elect to transfer all or part of his or her account, except for the amount of the employee's after-tax contributions and distributions required after age 70-1/2, from the Plan to another qualified plan in a trustee to trustee transfer or within 60 days to an Individual Retirement Arrangement or other qualified plan, in lieu of receiving a lump sum distribution.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    Distribution Upon Death - The designated beneficiary or beneficiaries of participants who die before the effective date of the distribution will receive the entire amount of their vested accounts, as soon as practicable after the participant's death, in a single sum payment or in two annual installments (if the participant so elected before 1985). Effective October 1992, a beneficiary may elect a single sum payment in lieu of the installment method.

    Age 70-1/2 Distributions During Employment - Employees who remain employed after attaining age 70-1/2 will automatically receive distributions in annual installments beginning not later than April 1 of the following year.

    Form of Payment - Distributions as well as withdrawals are valued as of the end of the month they are requested (some exceptions apply). Withdrawals and distributions are made in cash, except a participant or beneficiary may choose to receive cash or shares from amounts invested in the Company Stock Fund or in the LESOP. Effective March 31, 1994, a participant or beneficiary may also choose to receive cash or shares from amounts invested in the AirTouch Stock Fund.

    F.  Tax Consequences of Participation

    Employees may designate their basic and supplemental deductions as before-tax or after-tax, or as a combination of both. The before-tax basic and supplemental deductions are intended as contributions under a salary deferral arrangement qualified under Section 401(k) of the Internal Revenue Code. Under such an arrangement, the employee's before-tax deductions are considered a reduction in taxable compensation and are treated as employer contributions to the Plan (rather than employee contributions). Before-tax deductions reduce the employee's W-2 compensation for federal income tax purposes and for the income tax purposes of California and most other states. However, withdrawals of before-tax contributions are subject to severe restrictions while the employee is in-service (see "Withdrawals and Distributions").

    Employees will not have taxable income as a result of Employing Company contributions (including the employee's before-tax deductions that are treated as employer contributions or allocations) or earnings on Plan assets before the amounts are distributed from the Plan. When a distribution is received from the Plan other than in a direct rollover transfer, it may be partially or fully subject to federal and state income taxes depending on the extent it represents a return of the employee's after-tax contributions and on whether the participant elects to receive shares of appreciated stock. In addition to any regular income tax that may be due, a 10% additional federal tax (and a similar 2-1/2% additional California tax) generally applies to the taxable amount of distributions received prior to age 59-1/2.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    However, the taxable portion of certain eligible distributions may be rolled over to an Individual Retirement Arrangement or other qualified plan within 60 days following distribution or effective January 1, 1993, directly from the Plan in a trustee to trustee transfer, in which case any current regular income tax and additional tax will be avoided. Five- or ten-year averaging may be available in some circumstances to determine the income tax on the taxable portion of a lump sum distribution but only if no part of the distribution is rolled over.

    The preceding general discussion does not cover all tax aspects of participation in the Plan. Participants should refer to the current prospectus and summary plan description for additional information on the tax consequences of withdrawals and distributions from the Plan. As the tax laws are complex and frequently change, participants or beneficiaries should consult a qualified tax advisor to obtain current information as well as advice that is tailored to their particular circumstances.

2.  Summary of Accounting Policies
    ------------------------------

    Investments are carried at their estimated fair values determined as follows:

    o Pacific Telesis Group common shares in the Company Stock Fund and the LESOP are valued at the last published sales prices at the end of each Plan year as reported on the composite tape of the New York Stock Exchange.

    o The Plan's investments in the Bond Fund, Money Market Fund, Balanced Fund, and Equity Fund are stated at the fair values of the total units of participation held by the Plan in each of these trust funds. The fair values of the units of participation held by the Plan are established by Bankers Trust Company, the Plan's trustee, and reflect the market values of each fund's underlying assets, as reported by the investment manager, State Street Asset Management, a subsidiary of State Street Bank and Trust. The Bond Fund invests primarily in long-term obligations, including U.S. Government and government agency debts, and corporate bonds; the Money Market Fund invests primarily in short-term debts of U.S. Government agencies and corporations; the Balanced Fund invests in a predetermined mix of large U.S. and international company stocks, high quality bonds, and money market instruments; the Equity Fund invests primarily in a broad mix of U.S. company common stocks.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

2.  Summary of Accounting Policies (Continued)
    ------------------------------------------

    o The Plan's investments in the Interest Income Fund are valued at the amount of contributed principal plus reinvested interest less distributions. The Interest Income Fund invests in contracts with insurance companies, banks or other financial institutions, savings accounts, certificates of deposit, obligations of the United States government or other credit worthy organizations, commercial paper, corporate bond or other debt obligations, as well as other fixed income investments (subject to any guidelines adopted by the Corporation) which guarantee by agreement the repayment of principal plus interest.

    In accordance with the policy of stating investments at fair value, net unrealized appreciation (depreciation), in addition to realized gains and losses, is included in the net change in appreciation (depreciation) of investments presented in the accompanying financial statements, where appropriate for the asset being valued.

    Dividend income is  recorded on the ex-dividend date.   Interest earned on
    investments is recorded on the accrual basis.

    Purchases and sales of securities are reflected as of the trade date.

    Amounts allocated to accounts of participants who have elected to withdraw from the Plan but who were not paid as of the year-end are included in net assets available for benefits. In 1992 and prior years, these amounts were reflected as distributions payable in the statement of net assets available for plan benefits and as distributions to participants in the statement of changes in net assets available for plan benefits. In 1993, the American Institute of Certified Public Accountants (AICPA) established a new guideline for the treatment of these amounts. The new guideline states that the Plan should not reflect these amounts as a liability on the statement of net assets. The 1992 statement of net assets available for plan benefits and the 1992 and 1991 statements of changes in net assets available for plan benefits have therefore been restated to retroactively reflect this accounting change. The effect of the restatement was to reduce the benefits payable and increase net assets available for plan benefits by $11,050,000 and $10,562,000 for 1992 and 1991, respectively.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

2.  Summary of Accounting Policies (Continued)
    ------------------------------------------

    The Department of Labor requires these amounts to be reported as a liability on the Form 5500. The following reconciles net assets available for benefits between these financial statements and the Form 5500 as December 31 (dollars in thousands):
                                                    1993           1992
                                                -----------    -----------

       Net assets available for plan
            benefits per financial statements     $941,816       $767,471
       Benefits due for participant
            withdrawal/distribution                (10,017)       (11,050)
                                                -----------    -----------
       Net assets available for Plan
            benefits per Form 5500                $931,799       $756,421
                                                ===========    ===========

    Similarly, the 1993 distributions to participants amount reflected in the statement of changes in net assets available for benefits is reconciled to the Form 5500 as follows (dollars in thousands):

                                                                   1993
                                                               -----------
       Distributions to participants per
            financial statements                                 $ 66,605
       Benefits due:
            Beginning of year                                     (11,050)
            End of year                                            10,017
                                                               -----------
       Distributions to participants per Form 5500               $ 65,572
                                                               ===========


    Additionally, certain reclassifications have been made in the 1992 statement of net assets available for Plan benefits to conform to the presentation used in 1993. There was no impact on previously reported net assets available for Plan benefits other than the retroactive restatement resulting from a change in accounting principle noted above.

3.  Participant Accounts
    --------------------

    Employee  deductions  are credited  to  the  employees' before  tax  basic account, before tax supplemental account, after-tax basic account and after-tax supplemental account, as appropriate. Employer matching contributions made for the periods before March 1, 1990 were credited to after-tax company account and before-tax company account, as appropriate.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

3.  Participant Accounts (Continued)
    --------------------------------

    An employee's interest in the accounts is represented by units of participation ("Units") in each investment fund in which the employee participates. Monthly, a participant's account is credited with Units in each fund to which the participant's payroll deductions have been directed. The number of Units credited is based upon each respective fund's current Unit value which is determined as of the end of each month. A fund's Unit value is based upon the fair value of the underlying assets and will reflect any unrealized appreciation or depreciation of the fund's assets. The determination of monthly Unit values also results in an allocation to the participant's account of a proportionate share of the monthly earnings (or losses) of each fund based upon the extent of the employee's participation (number of Units held) relative to the number of Units held by all participants in the respective fund.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

3.  Participant Accounts (Continued)
    ---------------------------------

    The number and value of Units at December 31, 1993 and 1992 were as follows:


                                                December 31, 1993
                                                -----------------
                                        Number of Units
                                        (in thousands)   Value per Unit
                                        ---------------  --------------
    Company Stock Fund*                     98,709          $6.4582
    Equity Fund                             41,162          $1.0986
    Interest Income Fund **                 36,856          $4.3419
    Bond Fund                               13,406          $1.0899
    Money Market Fund                       18,211          $1.0321
    Balanced Fund                           49,409          $1.1266





                                                December 31, 1992
                                                -----------------
                                        Number of Units
                                        (in thousands)   Value per Unit
                                        ---------------  --------------
    Pacific Telesis Group Shares Fund        94,387         $5.0855
    Diversified Telephone Portfolio
      Fund                                   12,970         $4.8693
    Guaranteed Interest Fund                 52,392         $4.0494
    Communications Workers of America
      Group Trust Fund                          583         $1.3272
    International Brotherhood of
      Electrical Workers Group Trust
      Fund                                      254         $1.3248






*  Formerly known as the Pacific Telesis Group Shares Fund
** Formerly known as the Guaranteed Interest Fund

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

4.  Participation by Investment Direction
    -------------------------------------

    The number of active employees contributing to the Plan as of December 31, 1993 and 1992 by each investment direction were as follows:


                                                            December 31,
                                                        -----------------
                                                          1993      1992
                                                        -------   -------
    Entirely in the Company Stock Fund                             13,244
    Entirely in the Guaranteed Interest Fund                        7,966
    Equally in the Pacific Telesis Group Shares Fund
        and the Guaranteed Interest Fund                            9,941
    Entirely in IBEW/CWA Fund                                          86
    Entirely in the Equity Fund                             410
    Entirely in the Bond Fund                               116
    Entirely in the Money Market Fund                     3,496
    Entirely in the Balanced Fund                           787
    10% increments totalling 100% in the Company Stock
      Fund and the Equity Fund                              915
    10% increments totalling 100% in the Company Stock
      Fund and the Money Market Fund                      5,047
    10% increments totalling 100% in the Company Stock
      Fund and the Bond Fund                                276
    10% increments totalling 100% in the Company Stock
      Fund and the Balanced Fund                          1,154
    10% increments totalling 100% in the Equity Fund
      and the Money Market Fund                              69
    10% increments totalling 100% in the Equity Fund
      and the Bond Fund                                     284
    10% increments totalling 100% in the Equity Fund
      and the Balanced Fund                               1,005
    10% increments totalling 100% in the Money Market
      and the Bond Fund                                      71
    10% increments totalling 100% in the Money Market
      and the Balanced Fund                                 165
    10% increments totalling 100% in the Bond Fund
      and the Balanced Fund                                 161
    10% increments totalling 100% in the Company Stock
      Fund, the Equity Fund and Money Market Fund           177
    10% increments totalling 100% in the Company Stock
      Fund, the Equity Fund and the Bond Fund               403
    10% increments totalling 100% in the Company Stock
      Fund, the Equity Fund and the Balanced Fund         1,552
    10% increments totalling 100% in the Company Stock
      Fund, the Money Market Fund and the Bond Fund         125
    10% increments totalling 100% in the Company Stock
      Fund, the Money Market Fund and the Balanced Fund     224
    10% increments totalling 100% in the Company Stock
      Fund, the Bond Fund and the Balanced Fund             246

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

4.  Participation by Investment Direction (Continued)
    -------------------------------------------------

                                                           December
31,

                                                       -------------
- -----
                                                         1993      1992
                                                        -------   -------
    10% increments totalling 100% in the Equity Fund,
      the Money Market Fund and the Bond Fund               113
    10% increments totalling 100% in the Equity Fund,
      the Money Market Fund and the Balanced Fund           150
    10% increments totalling 100% in the Equity Fund,
      the Bond Fund and the Balanced Fund                   532
    10% increments totalling 100% in the Money Market
      Fund, the Bond Fund and the Balanced Fund              85
    10% increments totalling 100% in the Company Stock
      Fund, the Equity Fund, the Money Market Fund
      and the Bond Fund                                     124
    10% increments totalling 100% in the Company Stock
      Fund, the Equity Fund, the Money Market Fund
      and the Balanced Fund                                 239
    10% increments totalling 100% in the Company Stock
      Fund, the Equity Fund, the Bond Fund and the
      Balanced Fund                                      11,336
    10% increments totalling 100% in the Company Stock
      Fund, the Money Market Fund, the Bond Fund and
      the Balanced Fund                                      84
    10% increments totalling 100% in the Equity Fund,
      the Money Market Fund, the Bond Fund and the
      Balanced Fund                                         289
    10% increments totalling 100% in the Company Stock
      Fund, the Equity Fund, the Money Market Fund,
      the Bond Fund and the Balanced Fund                   802
                                                        -------   -------
    Total Employees Contributing                         30,437    31,237
                                                        =======   =======

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)


5.  Tax Status
    ----------

    The Internal Revenue Service issued a determination letter on May 4, 1993, stating that the Plan, as amended effective January 1, 1993, meets the requirements of a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code") and is exempt from federal income taxes under Section 501(a) of the Code.

                                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                                      FOR NONSALARIED EMPLOYEES
                                              NOTES TO FINANCIAL STATEMENTS (Continued)

6.     Net Appreciation (Depreciation) of Investments
       ----------------------------------------------

       During the years ended December 31, 1993, 1992 and 1991, the net appreciation (depreciation) of investments, including both net realized and unrealized amounts, was as follows (Dollars in thousands):

                                                                                 Diversified
                                                                        Company   Telephone     Interest      CWA/
                                                                         Stock    Portfolio      Income       IBEW
                                                                         Fund        Fund         Fund        Funds
                                                                     -----------  ----------  ----------    --------
       1993
       ----
       Common Stock                                                    $111,416    $ (2,072)   $      -      $    2
       Bank Common and Commingled Trust Funds                                 -           -           -           -
       Insurance Contracts                                                    -           -           -           -
                                                                     -----------  ----------  ----------    --------
            Net Appreciation (Depreciation)                            $111,416    $ (2,072)   $      -      $    2
                                                                     ===========  ==========  ==========    ========
       1992
       ----
       Common Stock                                                    $ (1,054)   $  6,121    $      -      $   22
       Bank Common and Commingled Trust Funds                                 -           -           -           -
       Insurance Contracts                                                    -           -           -           -
                                                                     -----------  ----------  ----------    --------
            Net Appreciation (Depreciation)                            $ (1,054)   $  6,121    $      -      $   22
                                                                     =========== ===========  ==========    ========
       1991
       ----
       Common Stock                                                    $ (4,972)    $ 2,786    $      -      $   22
       Bank Common and Commingled Trust Funds                                 -           -           -           -
       Insurance Contracts                                                    -           -           -           -
                                                                     ----------- -----------  ----------    --------
            Net Appreciation (Depreciation)                            $ (4,972)    $ 2,786    $      -      $   22
                                                                     =========== ===========  ==========    ========

                                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                                      FOR NONSALARIED EMPLOYEES
                                              NOTES TO FINANCIAL STATEMENTS (Continued)


6.     Net Appreciation (Depreciation) of Investments
       ----------------------------------------------

       During the years ended December 31, 1993, 1992 and 1991, the net appreciation (depreciation) of investments, including both net realized and unrealized amounts, was as follows (Dollars in thousands):

                                                                                                 Money
                                                                        Equity       Bond        Market    Balanced      Grand
                                                                         Fund        Fund         Fund        Fund       Total
                                                                     -----------  ----------  ----------  ----------  ----------
       1993
       ----
       Common Stock                                                    $      -    $      -    $      -     $     -    $109,346
       Bank Common and Commingled Trust Funds                             4,175       1,154           -       5,929      11,258
       Insurance Contracts                                                    -           -           -           -           -
                                                                     -----------  ----------  ----------  ----------  ----------
            Net Appreciation (Depreciation)                            $  4,175    $  1,154    $      -     $ 5,929    $120,604
                                                                     ===========  ==========  ==========  ==========  ==========
       1992
       ----
       Common Stock                                                    $      -    $      -    $      -     $     -    $  5,089
       Bank Common and Commingled Trust Funds                                 -           -           -           -           -
       Insurance Contracts                                                    -           -           -           -           -
                                                                     -----------  ----------  ----------  ----------  ----------
            Net Appreciation (Depreciation)                            $      -    $      -    $      -     $     -    $  5,089
                                                                     ===========  ==========  ==========  ==========  ==========
       1991
       ----
       Common Stock                                                    $      -    $      -    $      -     $     -    $ (2,164)
       Bank Common and Commingled Trust Funds                                 -           -           -           -           -
       Insurance Contracts                                                    -           -           -           -           -
                                                                     -----------  ----------  ----------  ----------  ----------
            Net Appreciation (Depreciation)                            $      -    $      -    $      -     $     -    $ (2,164)
                                                                     ===========  ==========  ==========  ==========  ==========

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

7.  Plan Termination
    ----------------

    The Corporation, by action of the Board of Directors, may at any time terminate the making of deductions from pay of all participating employees and of contributions by the Employing Company in connection with the Plan. If at any time the profits of the Corporation and of the Subsidiaries of the Corporation which are joined (or could be joined) with it in a consolidated federal income tax return shall be less than twice the combined contributions of all such companies under the Plan and the Savings Plans since the preceding January 1, the making of deductions from pay of all participating employees in the Plan and of contributions by the Employing Company shall be terminated. No termination shall have the effect of diverting the amounts held by the Trustee for purposes other than as provided in the Plan.

    Generally, following such a termination of the making of deductions and of contributions by any Employing Company, such Employing Company may, at any time after such termination, determine that the Plan and related trust shall be liquidated as to such Employing Company, in which event distribution shall be made to each of its participating employees (or the person or persons entitled thereto) of all Units.


8.  LESOP Provisions of the Plan
    ----------------------------

    The Corporation's matching allocations are made through a trust for the LESOP. Banker's Trust Company, as Trustee of the Pacific Telesis Group Employee Stock Ownership Plan Master Trust, purchased 13,900,000 of the Corporation's treasury shares at a total price of $691,052,400, or $49.25 per share plus accrued dividends, using a promissory note from the Trust to the Corporation.

    Corporate contributions and dividends will repay the principal and interest on the LESOP loan. This will release shares of stock to be allocated to participants' accounts equal in value to the Corporation's matching obligation under the Plan. Shares will be valued at current market value.

    The 15-year promissory note is payable to the Corporation and matures January 2, 2005. The terms of the note require that annual principal and interest payments began January 2, 1991. Interest payments are based upon a variable rate and are adjusted quarterly.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

9.  Related Party Transactions
    --------------------------

    Trustee fees, other than fees attributable to the LESOP Savings Match Accounts, are first charged to forfeitures arising from the after-tax Savings Plan's matching accounts (but not the LESOP's Savings Stock Match Accounts) and the remainder is charged to the applicable Plan fund or is prorated among all Plan funds, except the LESOP fund, whichever is appropriate. Investment manager fees, fees charged by financial institutions in connection with the investment of any funds under the Plan, and certain administrative fees applicable to the Plan are charged to the applicable Plan fund(s). Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities are considered part of the cost of the securities or a reduction in the sales price. Trustee fees and certain administrative fees with respect to the LESOP fund are paid by the Employing Company.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES



                                               December 31, 1993
                                     --------------------------------------
COMPANY STOCK FUND                   Percent  Number of
(Dollars and shares in thousands)      of     Shares or
                                     Fund Net Principal             Fair
Name of Issuer and Title of Issue     Assets    Amount     Cost     Value
- ---------------------------------    -------- --------- --------- ---------
Pacific Telesis Group common
  shares*                              97.6%
                                             11,590 shs  $372,458  $628,746

Short-term investments                  1.0%    $6,426      6,426     6,426
                                     --------           --------- ---------
  Total Company Stock Fund             98.6%             $378,884  $635,172
                                     ========           --------- ---------


EQUITY FUND
(Dollars and units in thousands)
                                              December 31, 1993
                                    ---------------------------------------
                                     Percent Number of
                                       of     Units or
                                    Fund Net Principal              Fair
Name of Issuer and Title of Issue    Assets    Amount     Cost      Value
- ---------------------------------   -------- --------- ---------  ---------

State Street S&P 500 Fund            100.4%    657 unt   $41,968    $45,716
Short-term investments                 1.7%     $768         768        768
                                    --------            --------  ---------
Total Equity Fund                    102.1%              $42,736    $46,484
                                    ========            --------  ---------





(See footnotes on page 33)

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES



                                               December 31, 1993
                                     --------------------------------------
BOND FUND                            Percent  Number of
(Dollars and units in thousands)       of      Units or
                                     Fund Net Principal             Fair
Name of Issuer and Title of Issue     Assets    Amount     Cost     Value
- ---------------------------------    -------- --------- --------- ---------
State Street Bond Fund                 99.3%
                                              1,276 unt   $13,614   $14,623

Short-term investments                  2.3%      $337        337       337
                                     --------           --------- ---------
  Total Bond Fund                     101.6%              $13,951   $14,960
                                     ========           --------- ---------


MONEY MARKET FUND
(Dollars and units in thousands)
                                              December 31, 1993
                                    ---------------------------------------
                                     Percent Number of
                                       of     Units or
                                    Fund Net Principal              Fair
Name of Issuer and Title of Issue    Assets    Amount     Cost      Value
- ---------------------------------   -------- --------- ---------  ---------

State Street Money Market Fund        92.5% 17,854 unt   $17,854    $17,854
Short-term investments                 6.7%   $1,301       1,301      1,301
                                    --------            --------  ---------
Total Money Market Fund               99.2%              $19,155    $19,155
                                    ========            --------  ---------



                                               December 31, 1993
                                     --------------------------------------
BALANCED FUND                        Percent  Number of
(Dollars and units in thousands)       of      Units or
                                     Fund Net Principal             Fair
Name of Issuer and Title of Issue     Assets    Amount     Cost     Value
- ---------------------------------    -------- --------- --------- ---------
State Street Balanced Fund*            98.8%
                                              4,700 unt   $49,875   $55,486

Short-term investments                  1.6%      $887        887       887
                                     --------           --------- ---------
  Total Balanced Fund                 100.4%              $50,762   $56,373
                                     ========           --------- ---------

(See footnotes on page 33)

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
    ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (Continued)



INTEREST INCOME FUND
(Dollars and shares in thousands)            December 31, 1993
                                    ---------------------------------------
                                     Percent
                                       of
                                    Fund Net Principal               Fair
Name of Issuer and Maturity Dates    Assets   Amount      Cost       Value
- ---------------------------------   -------- --------- --------- ----------
Contracts with insurance
  companies and banks:**
Connecticut General Life
  Insurance Company                    11.4%   $18,516   $18,516    $18,516
  (12/31/94-12/29/95)
CNA (06/30/94)                          1.3%     2,084     2,084      2,084
Lotsoff Capital Management              5.6%     8,993     8,993      8,993
  (06/30/98)
Metropolitan Life Insurance
  Company* (06/30/95-12/31/97)         23.4%    37,813    37,813     37,813
Principal Mutual                        5.5%     8,949     8,949      8,949
  (12/31/98)
Prudential Asset Management
  Group (06/30/96)                     13.6%    22,072    22,072     22,072
Allstate Life Insurance Company         5.4%     8,760     8,760      8,760
  (06/30/96)
John Hancock Mutual Life Insurance     12.9%    20,870    20,870     20,870
  (12/31/96)
Life Insurance Co. of Georgia           6.4%    10,420    10,420     10,420
  (12/31/97)
American International Life             5.2%     8,381     8,381      8,381
  (06/30/97)
                                    --------           ---------  ---------
  Total contracts with insurance
      companies and banks              90.7%   146,858   146,858    146,858
                                    --------           ---------  ---------
  Short-term investments                4.8%     7,806     7,806      7,806
                                    --------           ---------  ---------
  Total Interest Income Fund           95.5%   154,664  $154,664   $154,664
                                    ========           =========  =========
GRAND TOTAL                            98.4%            $660,152   $926,808
                                    ========           ========== =========




(See footnotes on page 33)

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR NONSALARIED EMPLOYEES
    ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (Continued)




- ---------------

Percentages represent the item's fair value as a percent of the applicable fund's Net Assets Available for Plan Benefits at December 31, 1993.

 * Investment represents 5% or more of the total Net Assets Available for Plan Benefits at December 31, 1993.

** The contracts with these insurance companies, bank and financial institutions guarantee the repayment of principal and the crediting of interest at a composite guaranteed interest rate in the range of 7.1% to 7.6% for 1993. The volume and timing of participating employee contributions and withdrawals may cause the actual yield to vary from this range. The composite guaranteed interest rate for 1994 is expected to fall within a range of approximately 6.5% to 7.0%. The rates in future years under new contracts may be either higher or lower than these rates. The maturity value of each contract is based on the balance of the amount of contributed principal plus reinvested interest less distributions at the date of maturity.

                       PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR NONSALARIED EMPLOYEES
                                            ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                                 For the Year Ended December 31, 1993
                                                        (Dollars in thousands)
                                                                                                      Current Value
                                                                                                       of Asset on     Net
                                   Description          Number of     Purchase   Selling    Cost of    Transaction    Gain/
Identity of Party Involved          of Assets          Transactions    Price      Price      Asset         Date       (Loss)
- --------------------------    ----------------------   ------------   --------   --------   --------   ------------  -------
Bankers Trust Pyramid         Short-term
  Discretionary Fund            Investments                 324            N/A    282,702    282,702         N/A            -

Pacific Telesis Group         Pacific Telesis Group
  Common Shares                 Common Shares                14            N/A     16,299     10,416         N/A        5,883

State Street S&P              State Street S&P
  500 Fund                      500 Fund                     26            N/A      6,723      6,296         N/A          427

State Street                  State Street
  Balanced Fund                 Balanced Fund                22            N/A      3,935      3,617         N/A          318

Bankers Trust Pyramid         Short-term
  Discretionary Fund            Investments                 365        203,204        N/A        N/A     203,204          N/A

Pacific Telesis Group         Pacific Telesis Group
  Common Shares                 Common Shares                33         99,414        N/A        N/A      99,414          N/A

State Street S&P              State Street S&P
  500 Fund                      500 Fund                     39         48,265        N/A        N/A      48,265          N/A

State Street                  State Street
  Balanced Fund                 Balanced Fund                44         53,491        N/A        N/A      53,491          N/A


Note:   The above transactions exceed, individually or in the aggregate for a series of transactions involving the same person, 5% of the Plan net assets available for plan benefits at the beginning of the Plan year, January 1, 1993.



                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Savings Plans Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.





                                 PACIFIC TELESIS GROUP SUPPLEMENTAL
                                  RETIREMENT AND SAVINGS PLAN
                                  FOR NONSALARIED EMPLOYEES





                                  By Savings Plans Committee



                                By /s/ R. P. McGahan
                                   -------------------------------
                                   R. P. McGahan
                                   Member of the Committee






Dated:  June 16, 1994